Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We have issued our report dated June 28, 2007, accompanying the financial statements and supplemental information of the ASV, Inc. Employee Savings and Profit Sharing Plan on Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of A.S.V., Inc. on Form S-8 (File No. 33-94250, effective July 3, 1995).
/s/ Grant Thornton LLP
Minneapolis, Minnesota
June 28, 2007

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